UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2012

LIGAND PHARMACEUTICALS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33093	77-0160744
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11085 North Torrey Pines Road, Suite 300, La Jolla, California 92037

(Address of Principal Executive Offices) (Zip Code)

(858) 550-7500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Base Salary Increases and Payment of Bonuses to Named Executive Officers

On February 1, 2012, the Board of Directors (the “Board”) of Ligand Pharmaceuticals Incorporated (the “Company”) approved base salary increases for 2012 and cash bonus payments for the 2011 fiscal year to be paid to the Company’s named executive officers. Under the Company’s bonus program, the target performance bonus for John L. Higgins, the Company’s President and Chief Executive Officer, is 75% of base salary, the target bonus for Matthew W. Foehr, the Company’s Executive Vice President and Chief Operating Officer, is 50% of base salary, and the target performance for the other named executive officers is 40% of base salary. Bonus payments were based on the Board’s evaluation of performance goals for 2011. Such goals related to the achievement of certain corporate organizational and infrastructure objectives and the advancement of the Company’s clinical development programs.

The 2012 base salaries and 2011 bonuses to be paid to each named executive officer are as follows:

Name and Title	2012 Base Salary	2011 Bonus
John L. Higgins,	$490,000	$317,888
President and Chief Executive Officer
Matthew W. Foehr,	$360,500	$123,959
Executive Vice President and Chief Operating Officer
John P. Sharp,	$295,000	$106,003
Vice President, Finance and Chief Financial Officer
Charles S. Berkman,	$277,500	$99,888
Vice President, Secretary and General Counsel
Dr. Syed Kazmi,	$254,618	$75,000	(1)
Vice President, Business Development and Strategic Planning

(1)	An additional bonus of $13,000 will be paid upon the successful completion of a licensing transaction to the satisfaction of the Compensation Committee of the Board during the first quarter of 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGAND PHARMACEUTICALS INCORPORATED

Date: February 7, 2012	By:	/s/ Charles S. Berkman
	Name:	Charles S. Berkman
	Title:	Vice President, General Counsel and Secretary